SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) March 15, 2010

BLACKSANDS PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152

Toronto, Ontario Canada M5H 2Y4

_____________________________________________

(Address of principal executive offices) (Zip Code)

(416) 359-7805

__________________

(Registrant’s Telephone Number, Including Area Code)

___________________________________________________

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2010, the Board of Directors (the “Board”) of Blacksands Petroleum, Inc. (the “Company”) unanimously appointed Eric Urban to the Board as per the attached press release. Blacksands Petroleum Texas LLC (“Blacksands Texas”), a wholly owned subsidiary of the Company, had previously entered into a consulting agreement with Mr. Urban on December 1, 2009 whereby the Mr. Urban was engaged by Blacksands Texas to be the Director of Operations for the Company’s oil and gas operations in the United States. Mr. Urban receives $8,000 per month for his services. The consulting agreement terminates on December 1, 2010 unless either party provides 30 days’ written notice to terminate earlier. The Company and Mr. Urban do not have any other arrangements.

Item 9.01	Financial Statement and Exhibits

99.1	Press Release dated March 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: March 18, 2010	By:	/s/ Mark Holcombe
	Name:	Mark Holcombe
	Title:	President and Chief Executive Officer

Exh. No.	Description
99.1	Press Release dated March 18, 2010